EXHIBIT 99.1


Name and Address of Reporting Persons:         LAL Family Partners L.P.
                                               c/o Leonard A. Lauder
                                               767 Fifth Avenue
                                               New York, NY  10153

                                               LAL Family Corporation
                                               c/o Leonard A. Lauder
                                               767 Fifth Avenue
                                               New York, NY  10153

                                               Leonard A. Lauder
                                               The Estee Lauder Companies Inc.
                                               767 Fifth Avenue
                                               New York, NY  10153

                                               Evelyn H. Lauder
                                               The Estee Lauder Companies Inc.
                                               767 Fifth Avenue
                                               New York, NY  10153


Issuer Name and Ticker or Trading Symbol:      The Estee Lauder Companies Inc.
                                               (EL)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               11/24/2003


Note:
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(1) (a) Following the reported transactions, the number of shares of Class A
Common Stock beneficially owned by Leonard A. Lauder ("LAL") includes (i) 5,369,169 shares held directly, (ii) 3,029,302 shares held indirectly, as the majority stockholder of LAL Family Corporation, which is the sole general partner of LAL Family Partners, L.P. (does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock), (iii) 15,384 shares held indirectly as a general partner of Lauder & Sons L.P. (LAL is also a trustee of The 1995 Estee Lauder LAL Trust, which is also a general partner of Lauder & Sons L.P.) (does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 1,095,410 shares held indirectly as co-trustee and beneficiary of the EL 2001 Charitable Trust, and (v) 390,000 shares held indirectly, which are held directly by his wife, Evelyn H. Lauder. LAL disclaims beneficial ownership of the shares owned indirectly in clauses (ii), (iii), and (iv) to the extent he does not have a pecuniary interest in such securities, and he disclaims beneficial ownership of the shares in clause (v) owned by his wife.

(b) Following the reported transactions, the number of shares of Class A Common Stock beneficially owned by Evelyn H. Lauder ("EHL"), the wife of LAL, includes
(i) 390,000 shares held directly, (ii) 5,369,169 shares held indirectly, which are held directly by LAL, and (iii) 4,140,096 shares held indirectly by LAL (see
(a)(ii) and (a)(iii) above regarding shares of Class B Common Stock). EHL disclaims beneficial ownership of securities owned directly or indirectly by LAL.